Exhibit 99.1

Spirit Airlines Announces NYSE American Listing Approval

DANIA BEACH, Fla., April 24, 2025 -- Spirit Aviation Holdings, Inc., parent company of Spirit Airlines, LLC, (together, "Spirit") today announced that its common stock has been approved for listing on the NYSE American stock exchange. Trading is expected to begin on April 29, 2025, at market open under the symbol FLYY.

“Listing our common stock on the NYSE American is an important next step in Spirit’s continued transformation as we remain focused on returning to profitability and positioning our airline for long-term success,” said Dave Davis, President and Chief Executive Officer.

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About Spirit Airlines

Spirit Airlines is committed to safely delivering the best value in the sky by offering an enhanced travel experience with flexible, affordable options. Spirit serves destinations throughout the United States, Latin America and the Caribbean with its all-Airbus Fit Fleet®, one of the youngest and most fuel-efficient fleets in the U.S. Discover elevated travel options with exceptional value at spirit.com.

Investor Inquiries:
Spirit Investor Relations
investorrelations@spirit.com

Media Inquiries:
Spirit Media Relations
Media_Relations@spirit.com

FGS Global
Spirit@fgsglobal.com

Cautionary Statement Regarding Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act which are subject to the "safe harbor" created by those sections. Forward-looking statements are based on our management's beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are "forward-looking statements" for purposes of these provisions. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "could," "would," "expect," "plan," "anticipate," "believe," "estimate," "project," "predict," "potential," and similar expressions intended to identify forward-looking statements. Forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors include, among others, ongoing global political and economic uncertainty, the impact of the Company's emergence from chapter 11, the Company's ability to refinance, extend or repay its near and intermediate term debt, the Company's substantial level of indebtedness and interest rates, the potential impact of volatile and rising fuel prices and impairments and other factors discussed in the Company's Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the SEC and other factors, as described in the Company's filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Furthermore, such forward-looking statements speak only as of the date of this press release. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to us, (ii) that we currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect our business, financial condition, or future results.